Exhibit 99.1
Additional Information and Where to Find It
This communication is being made in connection with the proposed merger (the “Merger”) among Emergent BioSolutions Inc. (“Emergent”), Trubion Pharmaceuticals, Inc. (“Trubion”) and certain of Emergent’s direct and indirect wholly-owned subsidiaries. Emergent intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will contain a prospectus relating to the securities Emergent intends to issue in the proposed Merger. Trubion intends to file a preliminary proxy statement in connection with the proposed Merger and to mail a definitive proxy statement and other relevant documents to Trubion’s stockholders. Stockholders of Emergent and Trubion and other interested persons are advised to read, when available, the registration statement and Trubion’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with Trubion’s solicitation of proxies for the special meeting to be held to approve the Merger because these documents will contain important information about Trubion, Emergent and the proposed Merger. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the Merger. Stockholders will also be able to obtain a copy of the documents filed with the SEC, without charge, once available, at the SEC's website at http://www.sec.gov or by directing a request to: Emergent BioSolutions Inc., Attn: Investor Relations, 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850, or Trubion Pharmaceuticals, Inc., Attention: Investor Relations, 2401 4th Avenue, Suite 1050, Seattle, Washington, 98121.
Participants in Solicitation
Emergent, Trubion and their respective directors and officers may be deemed participants in the solicitation of proxies from Trubion’s stockholders. Information regarding Emergent’s directors and officers is available in Emergent’s proxy statement for its 2010 annual meeting of stockholders and its 2009 annual report on Form 10-K, which were filed with the SEC and are available at the SEC’s website at http://www.sec.gov. Information regarding Trubion’s directors and officers is available in Trubion’s proxy statement for its 2010 annual meeting of stockholders and its 2009 annual report on Form 10-K, which were filed with the SEC and are available at the SEC’s website at http://www.sec.gov. Information regarding Trubion’s directors and officers will also be contained in Trubion’s proxy statement in connection with the Merger when it becomes available. Emergent’s and Trubion’s stockholders may obtain additional information about the interests of Trubion’s directors and officers in the Merger by reading Trubion’s proxy statement when it becomes available.

FINAL TRANSCRIPT
THOMSON STREETEVENTSSM
EBS — Emergent BioSolutions To Acquire Trubion Pharmaceuticals — Conference Call
Event Date/Time: Aug. 12. 2010 / 9:00PM GMT

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Aug. 12. 2010 / 9:00PM, EBS — Emergent BioSolutions To Acquire Trubion Pharmaceuticals — Conference Call
CORPORATE PARTICIPANTS
Robert Burrows
Emergent BioSolutions Inc. — VP IR
Fuad El-Hibri
Emergent BioSolutions Inc. — Chairman, CEO
Jim Jackson
Emergent BioSolutions Inc. — SVP, Chief Scientific Officer
Don Elsey
Emergent BioSolutions Inc. — CFO
CONFERENCE CALL PARTICIPANTS
Steven Brozak
WBB Securities — Analyst
David Moscowitz
Madison Williams and Company — Analyst
Eric Schmidt
Cowen and Company — Analyst
Elliott Davis
David Research — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to the Emergent BioSolutions Inc. conference call. My name is Tony and I’ll be your coordinator for today. (Operator Instructions). As a reminder, this call is being recorded for replay purposes. I would now like to hand the call over to your host for today, Mr. Robert Burrows. Please proceed, sir.
Robert Burrows — Emergent BioSolutions Inc. — VP IR
Thank you. Good afternoon, ladies and gentlemen. My name is Robert Burrows. I’m Vice President of Investor Relations for Emergent. Thank you for joining us today as we discuss our exciting announcement — Emergent BioSolutions’ acquisition of Trubion Pharmaceuticals Inc..
As is customary, our call today is open to all participants. In addition, the call is being recorded and is copyrighted by Emergent BioSolutions.
Joining me on the call this afternoon with prepared comments will be Fuad El-Hibri, our Chairman and Chief Executive Officer, Don Elsey, our Chief Financial Officer, and Dr. Jim Jackson, our Chief Scientific Officer.
The agenda for today’s call will be as follows. Fuad will discuss the high-level rationale for why this deal makes sense. Jim will then discuss in greater detail the scientific perspective and why he is excited about Trubion’s clinical and preclinical programs. Don will follow with a discussion of the deal terms and Fuad will finish up with brief concluding comments. We then will segue to the question-and-answer session.
Additional members of Emergent’s senior management team will be present on the call for purposes of the Q&A session.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Aug. 12. 2010 / 9:00PM, EBS — Emergent BioSolutions To Acquire Trubion Pharmaceuticals — Conference Call
Before we begin, I am compelled to remind everyone that during the call management may make projections and other forward-looking statements regarding future events and the Company’s prospects for future performance. These forward-looking statements reflect Emergent’s current perspective on existing trends and information. Any such forward-looking statements are not guarantees of future performance and involve substantial risks and uncertainties.
Actual results may differ materially from those projected in any forward-looking statements. You are highly encouraged to review Emergent’s filings with the SEC on Forms 10-K, 10-Q, and 8-K for more information on the risks and uncertainties that could cause actual results to differ.
For the benefit of those who may be listening to the replay, this call was held and recorded on August 12, 2010. Since then, Emergent may have made announcements relating to topics discussed during today’s call, so again, please reference our most recent press releases and SEC filings. Emergent BioSolutions assumes no obligation to update the information in today’s press release or as presented on this call, except as may be required by applicable laws or regulations.
Today’s press release may be found on our website at www.EmergentBioSolutions.com under investors/press releases.
With that introduction, I would now like to turn the call over to Fuad El-Hibri, Emergent BioSolutions’ Chairman and CEO. Fuad?
Fuad El-Hibri — Emergent BioSolutions Inc. — Chairman, CEO
Thank you, Bob. Good afternoon, everyone, and thank you for joining us on today’s conference call.
As you know, earlier today we announced that we have entered into a definitive agreement to acquire Trubion Pharmaceuticals. This transaction includes upfront consideration of $96.8 million of value and up to $38.7 million of success-based milestones, resulting in a total consideration of up to $135.5 million.
Trubion is a Seattle-based biotechnology company focused on developing protein therapeutics targeting the key disease areas of oncology and autoimmunity using its novel platform technologies. We are very excited about this acquisition.
To begin, I would like to provide some context for this acquisition. Specifically, I will review our strategic vision, which will help you understand why Trubion is such a great fit for Emergent.
In pursuit of our mission to protect life, our strategic vision has always included the following two fundamental components — one, to strike a balance between vaccines and therapeutics, and two, to build a portfolio of programs targeting multiple disease areas.
Since our inception, M&A has been instrumental to our growth and has consistently been a critical element of our strategy. In fact, including the Lansing, Michigan, acquisition, we have completed four acquisitions in the last 12 years.
With respect to striking a balance between vaccines and therapeutics, as a biologics company we recognize the significant value potential in pursuing the development of therapeutics. Main category of products in biologics are antibody-based therapeutics which offer certain unique and highly attractive advantages, specifically the potential to achieve human proof of concept earlier and in smaller clinical trials, the potential to share development costs over multiple indications, and the potential to address multiple (technical difficulty).
With respect to building a portfolio of targeting multiple disease areas, we have so far built a pipeline of programs focused on infectious diseases only. However, we recently completed a comprehensive review to determine where we could leverage our infectious disease capabilities across other disease areas. In this review process, we took into account several criteria, which include opportunities for biologics, short development timelines, clear approval paths, and degree of specialty focus.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Aug. 12. 2010 / 9:00PM, EBS — Emergent BioSolutions To Acquire Trubion Pharmaceuticals — Conference Call
Given these criteria and our core competencies in manufacturing product development, the two disease areas that ranked highest after infectious disease were, first, oncology and then, autoimmunity.
In oncology, we’re finding more and more that infectious disease and cancer are related. Certain cancers, as you know, are actually caused by viruses or bacteria.
I hope that by providing you with this brief strategic overview, you now have sufficient insight into why we have decided to acquire Trubion. With that as a backdrop, let me discuss the business, scientific, and financial perspectives related to this transaction.
From a business perspective, the acquisition of Trubion provides additional clinical-stage therapeutic candidates in the targeted disease areas of oncology and autoimmunity. It leverages our financial strengths to support the continued development of the oncology lead candidate, and it leverages large pharma partnerships to provide sales and marketing infrastructure.
Let me take a moment to give you a brief description of Trubion’s product development pipeline. This includes a clinical-stage CD20 directed SMIP candidate, otherwise known as SBI-087, for the treatment of rheumatoid arthritis, which is in Phase II, and systemic lupus, which is in Phase I/II. These are being developed in partnership with Pfizer.
Then, a clinical-stage CD37 targeted SMIP candidate, otherwise known as TRU-016, for the treatment of B cell malignancies, including CLL, which is in Phase I/II, and NHL, which is about to enter Phase I. These are being developed in partnership with Abbott.
And promising preclinical platform-based candidates for the treatment of selective oncology and autoimmune diseases.
From a scientific perspective, the acquisition of Trubion provides access to two novel therapeutic platforms, SMIP and SCORPION; gives us access to scientific expertise for developing innovative and what we believe will be high-value therapeutic candidates; and enables us to internally generate first-in-class products.
From a financial perspective, the acquisition of Trubion represents a minimal cash impact, results in less than a 10% dilution, and provides approximately $70 million of NOLs.
Lastly, as stated in the press release, taking this transaction into account, we are reaffirming our 2010 guidance for revenues and net income.
Looking beyond 2010, we anticipate that we will remain profitable, and with proper R&D prioritization we may be able to achieve earnings growth in the future.
That concludes my comments on the overall rationale for the deal. I will now turn it over to Jim, who will provide greater detail on the scientific aspects of this acquisition. Jim?
Jim Jackson — Emergent BioSolutions Inc. — SVP, Chief Scientific Officer
Thank you, Fuad. First, as Fuad just mentioned, the acquisition of Trubion with its two clinical-stage therapeutic products, their portfolio of preclinical candidates, and their recombinant protein therapeutic platforms fit well with Emergent’s growth strategy and broadens our therapeutic pipeline beyond infectious disease into autoimmunity and oncology.
Their proprietary SMIP and SCORPION platform technologies provide Emergent with a means to deliver new, monospecific, and multi-specific therapeutic candidates either alone or through partnerships.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Aug. 12. 2010 / 9:00PM, EBS — Emergent BioSolutions To Acquire Trubion Pharmaceuticals — Conference Call
I would like now to spend a few moments discussing in more detail the Trubion clinical candidates, Trubion’s proprietary protein therapeutic platforms, and why we are very excited about acquiring these assets. Trubion is focused on engineering and developing biologics-based, first-in-class, recombinant protein therapeutics to serve unmet medical needs and to provide superior alternatives, superior in terms of either greater efficacy and/or better safety profiles to marketed monoclonal antibody products.
Trubion’s portfolio consists of two clinical-stage products, SBI-087, an anti-CD20 molecule which, as Fuad mentioned, is in a Phase II study as a treatment for rheumatoid arthritis, or RA; and TRU-016, a first-in-class anti-CD37 protein therapeutic which is being evaluated in a Phase I study as a treatment for certain B cell malignancies, chronic lymphocytic leukemia, and non-Hodgkin’s lymphoma.
First, SBI-087. In collaboration with Pfizer, Trubion is developing SBI-087, a next-generation CD20-directed product candidate. SBI-087 is an improved form of and builds on Trubion and Pfizer’s clinical experience with TRU-015. SBI-087 is based on Trubion’s SMIP technology platform and has been genetically modified to be a humanized and potentially more potent derivative of TRU-015.
Additionally, SBI-087 has been formulated for both intravenous infusion and subcutaneous administration, which could provide a clear competitive advantage over currently marketed anti-CD20 therapeutics.
Patient dosing has commenced and recruitment is currently underway in a Phase II trial of SBI-087 for RA, evaluating the safety and efficacy at subcu administration of 200 mg of the drug. In addition, patient recruitment is ongoing in a Phase I trial of SBI-087 for rheumatoid arthritis in Japan.
Finally, Pfizer is also conducting a Phase I clinical trial of the drug in systemic lupus, in which patient dosing has commenced and recruitment is ongoing.
SBI-087 is licensed to Pfizer and will be a future source for both milestone payments and royalties.
The second, very exciting clinical-stage product is TRU-016, a fully human, first-in-class, anti-CD37 protein therapeutic. TRU-016 is the only anti-CD37 therapeutic currently in clinical development.
As you are aware, CD37 is a cell surface marker present at high levels on B cells. Experiments have shown that CD37 may play a role in B cell regulation. In addition, CD37 is known to be overexpressed in patients with CLL.
Importantly, CLL — CD37 is a clinically-validated target for the treatment of B cell malignancies.
Trubion and Abbott are currently conducting an open-label Phase I clinical study with TRU-016 in individuals with relapsed chronic lymphocytic leukemia, or CLL. Based on the results obtained thus far, an amendment to this study has been filed to allow the treatment of both naive CLL patients and subjects with relapsed NHL. Expansion of the clinical development program to other indications in oncology and autoimmune disorders is planned.
TRU-016 is being developed as part of a 50-50 co-development partnership with Abbott.
Turning to Trubion’s proprietary SMIP and SCORPION technology platforms, first SMIPs. These small, modular immunopharmaceuticals, or SMIPs, are recombinant fusion protein molecules that can be designed to overcome many of the limitations inherent to traditional monoclonal antibody products.
SMIP therapeutics are expressed in single-chain polypeptides, and are comprised of basically a specific binding domain, a flexible hinge region, and an effector function domain designed to elicit predetermined therapeutic effects tailored to be beneficial for treating certain diseases.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Aug. 12. 2010 / 9:00PM, EBS — Emergent BioSolutions To Acquire Trubion Pharmaceuticals — Conference Call
SMIP proteins are monospecific therapies. That is, they are drugs that recognize and bind only to a single target molecule, either a soluble protein or a cell surface protein, through the binding domain and initiate a functional activity through the effector domain. The SMIP therapeutics, while similar to classic monoclonal antibodies, possess unique and superior characteristics to conventional monoclonal antibodies.
SMIPs are also smaller than whole antibodies, which may allow for better in vivo penetration. SMIPs are produced using standard cell culture expression and manufacturing technologies. They can be formulated for both infusion and injectable delivery, and have been shown to be stable under standard storage conditions.
Both TRU-016 and SBI-087 are SMIPS, and both have achieved proof of concept in human clinical trials.
Next, the SCORPION platform. This is a novel platform for the development of bispecific and multi-specific recombinant protein therapeutics. Like SMIPs, SCORPION proteins are expressed as single-chain polypeptides. However, unlike SMIPs, which recognize only one target, SCORPION molecules can recognize and bind multiple targets simultaneously.
SCORPIONs can also be designed to contain immunoglobulin effector function domains, like SMIP therapeutics. Thus, SCORPIONs can be engineered to bind multiple targets on the same cell or different cell types and modulate cell signaling through multiple pathways.
While Trubion has thus far focused their SMIP and SCORPION technologies on the development of new first-in-class products for autoimmunity and oncology, these platforms can also be leveraged to develop new candidates for infectious disease. Trubion’s core protein therapeutic platforms have the potential to generate multiple new first-in-class therapeutic candidates and, as a result, add additional value to our R&D pipeline.
Post-closing, in addition to our licensed product, Emergent will have a substantial product pipeline consisting of both vaccines and therapeutics, with five products in clinical development and several very promising preclinical-stage candidates in the areas of both infectious disease and oncology.
That concludes my prepared comments, and I will now turn it over to Don who will provide greater detail on the deal terms. Don?
Don Elsey — Emergent BioSolutions Inc. — CFO
Thank you, Jim. As Fuad stated, we are really excited about this acquisition. With the experience of the Trubion organization and the product candidates in process, we believe that we have a combination that will result in significant financial returns for our shareholders.
As was stated earlier, we are acquiring Trubion for an upfront consideration of $96.8 million of value and up to $38.7 million of success-based milestones, resulting in a total consideration of up to $135.5 million. Under the terms of the agreement, each share of Trubion Pharmaceuticals common stock will be converted into the right to receive an upfront payment of $1.365 per share in cash and 0.1641 shares of Emergent BioSolutions stock.
The upfront payment represents a value of $4.55 per Trubion share, or approximately $96.8 million based on Trubion’s total common shares outstanding, the net value of diluted stock options, and the trading average of Emergent’s common stock for the five days prior to the signing of the definitive agreement. In the aggregate, Emergent will issue approximately 3.35 million shares of its common stock as part of the upfront consideration, which, after the closing of the merger, will represent approximately 9.2% of Emergent’s total shares outstanding.
Certain of these shares will be subject to lock-up provisions.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Aug. 12. 2010 / 9:00PM, EBS — Emergent BioSolutions To Acquire Trubion Pharmaceuticals — Conference Call
Trubion Pharmaceuticals stockholders will also receive one contingent value right per share, which will entitle the holder to receive cash payments based upon achievement of five predefined Phase II and Phase III clinical study initiation milestones and one manufacturing-related milestone. The total potential aggregate value of the CVRs is $38.7 million over a 36-month period following the closing of the merger.
Upon closing, we anticipate that Trubion will have approximately $20 million in cash and up to $70 million of net operating losses that we expect to be able to use over the next 10 years. Additionally, there are a number of milestone payments from the Abbott and Pfizer partnerships we may receive over the next five years.
The acquisition of Trubion is expected to close in the fourth quarter of 2010. Trubion’s research facilities in Seattle, Washington, will be maintained, and the location will become a therapeutics-focused product development site for the combined company. We also expect to retain the majority of Trubion employees.
In terms of current-year impact, as Fuad mentioned we again reaffirmed the 2010 guidance of $275 million to $300 million in revenue, and $40 million to $50 million of net income.
As you may realize, the financial statements for 2010 will reflect the consolidation of EBS and Trubion only for the time between deal closing and the end of 2010.
Looking beyond 2010, we will focus carefully on pipeline optimization and identifying opportunities to realize financial synergies across the combined company, both R&D as well as G&A synergies. This entails evaluation of not only the Trubion programs, but the EBS programs as well, to ensure that we are targeting those candidates with the greatest probability of success from both a technical and financial perspective.
That concludes my prepared comments, and I will now turn it back over to Fuad who will provide some concluding remarks. Fuad?
Fuad El-Hibri — Emergent BioSolutions Inc. — Chairman, CEO
Thank you, Don. In conclusion, the acquisition of Trubion furthers our position as a leading, fully-integrated biopharmaceutical company focused on the manufacture, development, and commercialization of vaccines and antibody therapeutics.
We believe that this acquisition will allow the combined company to extract substantially more value from the Trubion pipeline and platform than would be possible had Trubion remained a standalone company. Trubion’s clinical and preclinical stage programs, as well as its leading-edge science, will expand our product development pipeline and will significantly broaden our antibody-based capabilities.
This acquisition also brings us into oncology through a co-development arrangement with Abbott and a licensing arrangement with Pfizer. Emergent’s stable vaccine franchise, substantial capital resources, and expertise in biologics, combined with Trubion’s world-class therapeutic platform technology and clinical-stage development programs, should translate into significant value over the near and long term.
We’re also excited about the potential for additional news flow in the near term that the acquisition is expected to bring. I look forward to sharing more information with you as the transaction moves to completion.
That concludes our prepared comments. I will now turn the call over to the operator so that we can begin the question-and-answer portion of the call. Operator? Please proceed.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Aug. 12. 2010 / 9:00PM, EBS — Emergent BioSolutions To Acquire Trubion Pharmaceuticals — Conference Call
QUESTIONS AND ANSWERS
Operator
(Operator Instructions). Steven Brozak, WBB Securities.
Steven Brozak — WBB Securities — Analyst
Congratulations, gentlemen. This is a remarkable transaction. I’m looking at — I’ve got two questions, and then I’ll jump back in the queue.
The first one is the technology you’re picking up at Trubion is — I guess the best way to describe it would be dual-purpose technology. You can use it both for your traditional biodefense business, but it also, obviously, given the partnerships, has commercial other applications. Can you give us a little bit of insight into how you can basically leverage the ability to get financing for one and also partnering for the other? And then, I’ve got a financial follow-up question after that.
Fuad El-Hibri — Emergent BioSolutions Inc. — Chairman, CEO
Yes, Steve, thank you for joining us today. And we are very pleased to have signed those definitive agreements with Trubion today, so thank you for joining.
Jim, why don’t you address the technical questions, and then I’ll circle back on the kind of the funding and leveraging of our relationships with the government and big pharma when you’re done.
Jim Jackson — Emergent BioSolutions Inc. — SVP, Chief Scientific Officer
Yes, thank you. Steve, it’s — you’re absolutely right. The technologies that we’re picking up through this acquisition, while they have been directed toward autoimmunity and oncology to date, you are right, they can be leveraged for infectious diseases.
And really, the ability of developing new candidates off the technologies in those areas fits very well with our current strategy of developing new potential candidates, certainly for biodefense, that we can then get additional non-dilutive funding from the government on. So that was one of the exciting things about the opportunity.
Fuad El-Hibri — Emergent BioSolutions Inc. — Chairman, CEO
What’s interesting, Steve, is that, as you know, HHS and CDC is procuring medical countermeasures which are primarily therapeutic in nature. Because even with our anthrax vaccine, it’s really in the postexposure setting that CDC is stockpiling our vaccine.
So, monoclonal antibodies are really a very exciting solution for the government and for us, and there is still several disease areas within infectious disease that the government is looking for medical countermeasures for. So we’re very excited to position this for government funding in the very near future.
As far as commercial funding is concerned, one of the attractive aspects of this transaction is that Trubion has very successfully already entered into collaborations with companies such as Pfizer and Abbott, and we anticipate that further preclinical candidates will attract other big pharma players, so that we look forward to leveraging that part — the commercial aspects of that portfolio, too.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Aug. 12. 2010 / 9:00PM, EBS — Emergent BioSolutions To Acquire Trubion Pharmaceuticals — Conference Call
Steven Brozak — WBB Securities — Analyst
Okay. You’ve answered the question. One housekeeping question. In terms of cash and cash equivalents on, I guess, a pro forma basis, where will you be after the acquisition — where do you think you’ll be after the acquisition, when it is consummated? Just a ballpark. I won’t hold you to it because I know a lot of things can change.
Fuad El-Hibri — Emergent BioSolutions Inc. — Chairman, CEO
In my prepared comments, I mentioned that it has minimal impact on cash because the cash portion that we’re paying Trubion is roughly the same as the cash that we will — we expect to get at the time of closing. So from a cash point of view, it really is — it doesn’t affect that much.
Steven Brozak — WBB Securities — Analyst
Again, congratulations. It’s a phenomenal purchase, and I look forward to being able to write about it in the future. Congratulations, gents.
Fuad El-Hibri — Emergent BioSolutions Inc. — Chairman, CEO
Thank you, Steve. Appreciate it.
Operator
David Moscowitz, Madison Williams and Company.
David Moscowitz — Madison Williams and Company — Analyst
Congratulations as well. A very phenomenal deal with a lot of parts, and I’m sure you’re going to be able to do a lot of good things with that. So, and I apologize because there is a — I’m traveling, and there might be an announcement behind me. So real quick, on the NOLs, can you just repeat that level and can you talk about what that may do to your tax rate going forward?
Don Elsey — Emergent BioSolutions Inc. — CFO
Yes, the NOLs that we’re projecting at the time of the deal closing is approximately $70 million.
You are fairly familiar with the accounting rules on that, so that has to be basically recognized over time. We’re anticipating we’ll be able to apply those over the next 10 years.
If that was the only factor on our tax rate, I would tell you that it will reduce the tax rate modestly. As you can imagine, there will be many other moving parts, so to give you a particular rate is, of course, impossible to do.
Historically, we’ve been between 35 and 40. I would imagine that we remain in that range, but hopefully, we’re able to be in the lower part of that range rather than the higher part. But that’s as precise as I can get at this point.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Aug. 12. 2010 / 9:00PM, EBS — Emergent BioSolutions To Acquire Trubion Pharmaceuticals — Conference Call
David Moscowitz — Madison Williams and Company — Analyst
So if I just simply take — I appreciate that. If I simply take the $70 million over 10 years, that’s $7 million off. Is that a fair way to look at it or is that too aggressive?
Don Elsey — Emergent BioSolutions Inc. — CFO
That might be a little aggressive, and of course, let me put one other footnote, this is all subject to IRS regulations, and we know how they can change from year to year.
David Moscowitz — Madison Williams and Company — Analyst
Okay, but not a bad assumption. So I do want to focus on the financials a little bit. I’m looking quickly at their statements. I don’t know much about this company, but it looks like they burned, if I’m correct, about $22 million last year from an operating perspective. Are you able to confirm that?
Don Elsey — Emergent BioSolutions Inc. — CFO
I don’t have their last year financial statements in front of me. But we can get back get back to you on that, David.
David Moscowitz — Madison Williams and Company — Analyst
Okay, so let’s assume it’s somewhere in that 20 to — we’ll call it mid-20 level, based on R&D, and I think their R&D spend, I saw, was about $34 million, but there’s obviously some non-cash items in there. So let’s call it a mid-20 R&D burn.
Does this deal speak to — and Fuad, you made a comment of potential — for earnings growth going forward. Can we get a little bit more confident about other things happening for you guys on the top line? For example, the RPA contract offsetting the cost of this type of acquisition, in which case it does make the acquisition a very good deal in a real-time basis on the P&L.
Fuad El-Hibri — Emergent BioSolutions Inc. — Chairman, CEO
Yes, that’s a very good question. I’d like to remind you that our R&D spend has been increasing from year to year, and this year we, as you can see from the quarterly statements, that our R&D spend is approaching approximately $100 million a year, so there’s a lot of room to prioritize and reprioritize programs.
So, just by adding another $25 million, it doesn’t necessarily mean that it is totally additive. It could, in a prioritization process, actually substitute spend on other programs. That’s number one.
Number two, we hope that there is some synergy with respect to combining those two companies, so that where they might have spent $25 million, we expect that spend on a similar program to be less in the combined company, due to those synergies.
David Moscowitz — Madison Williams and Company — Analyst
Okay, right, so I’m hearing R&D synergies, very good. Okay, I’m going to jump back in queue. I appreciate those answers. Thank you.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Aug. 12. 2010 / 9:00PM, EBS — Emergent BioSolutions To Acquire Trubion Pharmaceuticals — Conference Call
Operator
Eric Schmidt, Cowen and Company.
Eric Schmidt — Cowen and Company — Analyst
Okay, I think what we’re all trying to get at here is these synergies, and Fuad, you made a statement about how you might shoot for possible EPS growth in the future. Do you — obviously, 2010 is going to be a great year for you guys operationally, much better, perhaps, than you’ve had over the last two or three years. Do you think you can grow off of the space that we’re going to see this year or were your comments meant otherwise?
Fuad El-Hibri — Emergent BioSolutions Inc. — Chairman, CEO
Yes, that’s a very good question, Eric, and thank you for joining.
Eric Schmidt — Cowen and Company — Analyst
Hello?
Operator
Pardon the interruption, ladies and gentlemen. Please wait on the line. The line has dropped, and they will be right back momentarily. Please continue to stand by. Please proceed, gentlemen.
Robert Burrows — Emergent BioSolutions Inc. — VP IR
Hey, everybody, it’s Bob Burrows again. Our apologies to everybody. We had a power surge here, and obviously the phone was cut.
So, we are back. We are talking to you on a BlackBerry to ensure that that doesn’t occur again. So in advance, I apologize for the sound quality. We will move this around as need be, but I believe, Eric, you were in the midst of a question to Fuad. If you could repeat it, that would be great. Thank you.
Operator
Yes, sir, Mr. Schmidt. Please re-queue up for questioning.
Eric Schmidt — Cowen and Company — Analyst
Okay. Sorry, Fuad, I was just trying to parse out a little bit in more detail your comment about potential EPS growth and whether that included off of a maybe somewhat higher than normal base in 2010.
Fuad El-Hibri — Emergent BioSolutions Inc. — Chairman, CEO
Yes, very good question, and I wasn’t trying to avoid your question by going (multiple speakers). So we do have a storm out here and we had power failure.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Aug. 12. 2010 / 9:00PM, EBS — Emergent BioSolutions To Acquire Trubion Pharmaceuticals — Conference Call
But, look, there’s a lot going on that may continue to translate into revenue growth next year. One is that even at the same high production level, we enjoy a 3% increase price escalation every year.
Number two, we are increasing our international sales, which brings with it a premium pricing.
Number three, RPA. We are still hopeful, as I said earlier during the call, that the — that by the end of this quarter, we will — that we expect to finalize an agreement with the government.
And then, fourth is the actual financial effect of the Building 55 contract, of the scale contract, will be more felt in 2011.
So, all these things would tend to contribute towards revenue growth next year, plus, with Trubion, there might be some milestone payments and development revenue that could all be booked to the topline too.
Eric Schmidt — Cowen and Company — Analyst
So assuming one or more of those things do translate into some revenue growth in 2011, are you also committed to stable or growing EPS?
Fuad El-Hibri — Emergent BioSolutions Inc. — Chairman, CEO
I’ve never been committed to growing net earnings. We’re not a net earnings great story — growth story.
We want to maintain earnings, and every opportunity we have to grow earnings we will consider, but at the end of the day, we see value in our pipeline and we see value in investing in our pipeline. So, and I know that at times that creates a tension between generating additional earnings, but we are excited about our pipeline. This is why we made this acquisition, and we hope that the future growth through the pipeline will more than offset any lost opportunity in earnings growth in the next few years.
Having said that, we will continue to try to, of course, maintain profitability and, if all this — if everything goes well, potentially even experience continued earnings growth.
Eric Schmidt — Cowen and Company — Analyst
Okay, so despite the incremental costs you’re taking on here with the new platform and the new facility out West, you don’t expect that earnings are going to decline as a result of the acquisition?
Fuad El-Hibri — Emergent BioSolutions Inc. — Chairman, CEO
Not significantly.
Eric Schmidt — Cowen and Company — Analyst
Thanks a lot.
Operator
(Operator Instructions). [Elliott Davis], [David Research].

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Aug. 12. 2010 / 9:00PM, EBS — Emergent BioSolutions To Acquire Trubion Pharmaceuticals — Conference Call
Elliott Davis — David Research — Analyst
Thanks for taking my question. Can you take us through if there are any change of control issues with either Abbott or Pfizer related to the acquisition?
Fuad El-Hibri — Emergent BioSolutions Inc. — Chairman, CEO
Yes. You know, we looked at the existing contracts, and there are no provisions there that would interfere with proceeding and closing on this transaction.
Elliott Davis — David Research — Analyst
Okay. And then, maybe you could talk a little bit about the price of the acquisition. It seems, like, sort of a high premium. I was just wondering if you could talk a little bit about the process, if there were other bidders for the assets or how you got to this premium?
Fuad El-Hibri — Emergent BioSolutions Inc. — Chairman, CEO
We looked at what it really represents to us and we looked at the cash portion of — that we are paying that is offset by — more or less offset by the cash that will come with the transaction.
So, as the remaining $60 million, $65 million is paid through equity, and there — that represents about a 9% dilution. So, looking at that, we feel that, against all that we are getting, those two exciting platforms, two clinical-stage programs, the partnerships with Pfizer and Abbott, and the synergies that we can get from potentially using this platform for additional government contract opportunities, we feel it’s definitely — it was a fair price.
And then, on top of that, if you count the NOLs, which translate — once you discount those and tax effect them, that adds a further discount, as you will, to the total price. So, looking at it from our perspective, we feel we did not pay a premium. We paid a fair price.
Operator
Thank you for your questions, ladies and gentlemen. I would now like to hand the call back over to Mr. Robert Burrows for closing remarks.
Robert Burrows — Emergent BioSolutions Inc. — VP IR
Thank you, Tony. Thank you, everyone, for participating in our call today. We look forward to discussing today’s announcements with you all over the coming weeks. Until then, have a very good evening. Thank you and good-bye.
Operator
Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Good day.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FINAL TRANSCRIPT
Aug. 12. 2010 / 9:00PM, EBS — Emergent BioSolutions To Acquire Trubion Pharmaceuticals — Conference Call
DISCLAIMER
Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.
In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.
THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.
©2010, Thomson Reuters. All Rights Reserved.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.